UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2008
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On May 19, 2008, Brooks Automation, Inc. (“Brooks” or the “Company”) entered into a settlement with the Securities and Exchange Commission (“SEC”) relating to the Company’s historical stock option granting practices. Brooks has agreed to settle with the SEC, without admitting or denying the allegations in the Commission’s complaint, by consenting to the entry of a judgment enjoining future violations of the reporting, books and records, and internal controls provisions of the federal securities laws. Brooks was not charged by the SEC with fraud nor was the company required to pay any civil penalty or other money damages as part of the settlement. The option grants to which the SEC refers in its complaint were made between 1999 and 2001. The settlement completely resolves the previously disclosed SEC investigation into the Company’s historical stock option granting practices.
ITEM 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release issued on May 19, 2008, by Brooks Automation, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: May 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on May 19, 2008.